UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

BETTER FOR YOU WELLNESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	87-2903933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1349 East Broad Street
 Columbus, Ohio, United States 43205
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (614) 368-9898

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

"We", "Us", "The Issuer" and or "the Company" refer to Better For You Wellness, Inc., a Nevada Company.

Item 5.06 Change in Shell Company Status.

The Company has formed a wholly-owned subsidiary, Glow Market LLC ("Glow Market"), an Ohio Limited Liability Company, to build and operate digitally-native, mission-driven brands within the clean beauty sector in multiple consumer product categories.

The Company's subsidiary, Glow Market, has launched its first brand, Better Suds, an impact-driven brand that sells cruelty-free natural soap. Better Suds is committed to positively impacting the environment by removing 1 pound of plastic from the ocean for every soap sold through donations to Ocean Blue Project Inc., which is a 501(c)(3) organization removes plastics from oceans and waterways.

Better Suds has begun sales in the United States on its direct-to-consumer ("DTC") e-commerce website (www.bettersuds.com) with six different products available including:

● Aromatherapeutic Eucalyptus Soap

● Gentle Turmeric Soap

● Exfoliating Sunflower Soap

● Refreshing Citrus Soap

● Rejuvenating Charcoal Soap

● Soothing Coconut Shea Soap

With the Company's launch of Glow Market and Better Suds, Better For You Wellness, Inc. has ceased to be a shell company, as defined in Rule 12b-2 under the Exchange Act, and is no longer a blank-check company.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: December 6, 2021	/s/ Ian James
Ian James Chief Executive Officer